Exhibit 10.4

Exhibit D to Amendment Agreement

PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of February 27, 2026 (this “Agreement”), made by each of Vivakor Supply & Trading, LLC, a Texas limited liability company, Silver Fuels Processing, LLC, a Texas limited liability company, Silver Fuels Delhi, LLC, a Texas limited liability company, White Claw Colorado City, LLC, a Texas limited liability company, VivaVentures Remediation Corp., a Texas corporation, Endeavor Crude, LLC, a Texas limited liability company, CPE Gathering Midcon, LLC, a Delaware limited liability company, RPC Design & Manufacturing, LLC, a Utah limited liability company, Vivakor Administration, LLC, a Texas limited liability company, and ET EmployeeCo, LLC, a Delaware limited liability company (together with any other entity that may become a party hereto as an Additional Subsidiary Guarantors as provided in Annex 1 hereto (individually a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), in favor of the J.J. Astor & Co., a Utah corporation (together with its permitted assigns, the “Lender”), to that certain Loan Agreement, dated as of March 17, 2025, by and among Vivakor, Inc., a Nevada corporation (the “Company”) and the Lender (the “Loan Agreement”), as previously amended and as further amended by (a) that certain Third Amendment to Loan Agreement, Fourth Forbearance Agreement and Registration Rights Agreement dated February 27, 2026 (the “Amendment Agreement”), and (b) that certain fourth Forbearance, Note Payment and Registration Rights Amendment Agreement dated as of February 27, 2026 (the “Fourth Forbearance Agreement” and together with the Amendment Agreement, the “Loan Agreement Amendments”).

W I T N E S S E T H:

WHEREAS, the Recitals set forth in the Amendment Agreement are incorporated by this reference herein; and

WHEREAS, personal guarantyow desires to borrow up to an additional $1,000,000, with an initial funding of $750,000 and a potential additional funding of $250,000 (the “Fourth Loan”) and the Lender is willing to advance such Fourth Loan, subject to (a) the execution and delivery of this Amendment to the Loan Agreement, (b) the Company’s issuance to the Lender an additional junior secured convertible promissory note in Original Issue Amount equal to 1.325 times the amount funded under the Fourth Loan, that shall be due and payable in full on a date which shall be ninety (90) days from the Effective Date and which shall be in the form of Exhibit A-3 annexed to the Amendment Agreement (the “Fourth Note”), (c) the transfer to the Lender of all right, title and interest owned by CPE Gathering Midcon LLC, a Delaware Limited Liability Company in and to the real property and improvements situated in Blaine County, Oklahoma, pursuant to the Oklahoma Property Deed in the form of Exhibit B annexed to the Amendment Agreement (the “Oklahoma Property Deed”) (d) the Amended and Restated Subsidiary Guarantee in the form of Exhibit C annexed to the Amendment and (e) the personal guaranty of James Ballengee of payment of the Fourth Note in the form of Exhibit E annexed to the Amendment Agreement and made a part hereof (the “Ballengee Guaranty”).

WHEREAS, the Second Note that is currently issued and outstanding and the Fourth Note are collectively referred to herein as the “Notes”; and

WHEREAS, pursuant to the Amended and Restated Subsidiary Guarantee Agreement, the Existing Subsidiaries have unconditionally guaranteed payment of the Notes and performance by the Company of its covenants and agreements set forth in the Amendment Agreement; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement and in the Note; and

WHEREAS, each Debtor will derive substantial benefit and advantage from the financial accommodations provided by the Lender to the Company set forth in the Loan Agreement and the Note, and it will be to each such Debtor’s direct interest and economic benefit to obtain said financial accommodations from Lender; and

WHEREAS, to induce Lender to enter into the Loan Agreement and make the Loan, and Lender as security for its Obligations for the benefit of the Lender and any other Secured Parties, and their respective successors and assigns, each Debtor has agreed to pledge and grant to the Lender a Lien and security interest in all of Debtors’ right, title and interest in and to the Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Agreement, all capitalized terms, when used herein shall have the same meaning as they are defined in the Loan Agreement and the Note. In addition, as used herein:

“Accounts” means any “account,” as such term is defined in the UCC, and, in any event, shall include, without limitation, “supporting obligations” as defined in the UCC.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC.

“Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which a Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyrights” means any copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule III attached hereto (if any), and all renewals of any of the foregoing, all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Documents” means any “documents,” as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.

“Equipment” means any “equipment,” as such term is defined in the UCC and, in any event, shall include, Motor Vehicles.

“Event of Default” shall have the meaning set forth in the Note.

“Excluded Assets” means each of the following: (i) any lease, license or other agreement or any property subject to a capital lease, purchase money security interest or similar arrangement, to the extent that a grant of a Lien thereon in favor of Secured Parties would violate or invalidate such lease, license, agreement or capital lease, purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Debtors), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide Collateral hereunder or in violation of the Loan Agreement, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law including the bankruptcy code, or principles of equity and (ii) any stock of a Foreign Subsidiary that constitutes more than 65% of the outstanding stock of such Foreign Subsidiary.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, shall include, without limitation, all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, Patents, warranties, rights under insurance policies and rights of indemnification.

“Goods” means any “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over any Debtor or any of its subsidiaries, or any of their respective properties, assets or undertakings.

“Instruments” means any “instrument,” as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit, letter of credit rights (as defined in the UCC), and Chattel Paper.

“Inventory” means any “inventory,” as such term is defined in the UCC.

“Investment Property” means any “investment property”, as such term is defined in the UCC.

“Loan Agreement” means the loan agreement, dated as of March [14], 2025 between the Company and the Lender.

“Lien” has the meaning set forth in the Loan Agreement.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Debtors from time to time owed or owing under or in respect of this Agreement, the Loan Agreement the Note, the Subsidiary Guarantee, the other Transaction Documents, as the case may be, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a bankruptcy, insolvency or similar proceeding under applicable federal, state, foreign or other law and whether or not an allowed claim in any such proceeding.

“Patents” means any patents, pending patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule IV attached hereto (if any), and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Permitted Indebtedness” has the meaning as that term is defined in the Loan Agreement.

“Permitted Liens” means:

(a) Liens in favor of the Senior Lender securing the Existing Senior Indebtedness;

(b) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(b) non-consensual statutory Liens (other than Liens arising under ERISA or securing the payment of taxes) arising in the ordinary course of a Loan Party’s business that do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s, mechanics’ and growers’ Liens, to such Liens secure Indebtedness which is not overdue or is fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(c) security interests in equipment arising after the date hereof to secure Permitted Indebtedness, whether such Indebtedness is assumed or incurred by a Loan Party;

(e) pledges and deposits of cash by a Loan Party after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Loan Party as of the date hereof;

(f) pledges and deposits of cash by a Loan Party after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Loan Party as of the date hereof;

(g) Liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Loan Party located on the premises of a Loan Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Loan Party and the precautionary UCC financing statement filings in respect thereof;

(h) statutory or common law Liens or rights of setoff of depository banks with respect to funds of a Loan Party at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by a Loan Party at such banks (but not any other Indebtedness or obligations);

(i) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such Liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(j) Liens on goods in favor of customs and revenue authorities arising as a matter of law to secure custom duties in connection with the importation of such goods; and

(k) Permitted Liens as defined in the Loan Agreement.

“Pledged Collateral” means all shares of the capital stock or membership interest equity of the Existing Subsidiaries and any Additional Debtors (other than the Company), and all Instruments and Investment Property whether or not physically delivered to the Collateral Agent according to this Agreement.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

“Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Parties from time to time.

“Security Documents” means this Agreement and any other documents securing the Liens of the Secured Parties hereunder.

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by a Debtor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.

“Trademarks” means any trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed in Schedule V attached hereto (if any) and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

“Transaction Documents” has the meaning as that term is defined in the Loan Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Utah; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern.

Section 2. Representations, Warranties and Covenants of Debtors. Each Debtor represents and warrants to, and covenants with, the Secured Parties as follows:

(a) Subject to the Permitted Liens, such Debtor has or will have rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to such Debtor acquiring the same) and no Lien other than Permitted Liens exists or will exist upon such Collateral at any time.

(b) Subject to the Permitted Liens, this Agreement is effective to create in favor of Secured Parties a valid security interest in and Lien upon all of such Debtor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, and (ii) except for the share capital of the Foreign Subsidiaries, which shall only be delivered to Secured Party upon the occurrence and during the continuation of an Event of Default under the Loan Documents, Motor Vehicles and the delivery to the Secured Parties of the Pledged Collateral together with assignments in blank, such security interest will be a duly perfected security interest (subject to Permitted Liens) in all of the Collateral.

(c) All of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I attached hereto. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Debtor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s state of incorporation, formation or organization (or a statement that no such number has been issued), such Debtor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where such Debtor keeps its books and records and the states in which such Debtor conducts its business. Such Debtor has only one state or province, as applicable, of incorporation, formation or organization. Such Debtor does not do business and has not done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule II attached hereto.

(d) No Copyrights, Patents or Trademarks listed on Schedules III, IV and V, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently valid and enforceable. Each of such Copyrights, Patents and Trademarks (if any) is valid and enforceable. Subject to the Permitted Liens, such Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents and Trademarks, identified on Schedules III, IV and V, as applicable, as being owned by such Debtor, free and clear of any liens (subject to Permitted Liens), charges and encumbrances, including without limitation licenses, shop rights and covenants by such Debtor not to sue third persons. Such Debtor has adopted, used and is currently using, or has a current bona fide intention to use, all of such Trademarks and Copyrights. Such Debtor has no notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.

(e) The outstanding Pledged Collateral of each of the Existing Subsidiaries is listed and set forth in Schedule VI.

(f) Each Debtor agrees to deliver to the Secured Parties an updated Schedule I, II, III, IV, V and/or VI within five Business Days of any material change thereto.

(g) Such Debtor does not own any Commercial Tort Claim except for those disclosed on Schedule II hereto (if any).

(h) All Equipment (excluding Motor Vehicles) owned by a Debtor and subject to a certificate of title or ownership statute is described on Schedule VII hereto. The Debtors will supply the Lender with a list of all currently owned Motor Vehicles within 30 days after the Funding Date (as defined in the Loan Agreement).

(i) The Existing Subsidiaries does not have any interest in real property except as disclosed on Schedule VIII (if any). Each Debtor shall deliver to Secured Parties a revised version of Schedule VIII showing any material changes thereto within 10 Business Days of any such change. Except as otherwise agreed to by Secured Parties, all such interests in real property are or shall be subject to a mortgage and deed of trust (in form and substance reasonably satisfactory to the Collateral Agent) in favor of Secured Parties (hereinafter, a “Mortgage”).

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the obligations due the Secured Party under the Note, each Debtor hereby pledges and grants to the Collateral Agent, for the benefit of itself and each Secured Party, a Lien on and security interest in and to all of such Debtor’s assets, including all right, title and interest in the following properties and assets of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”).

Notwithstanding anything to the contrary express or implied contained in this Agreement, the Lien on and security interest of the Lender in the Collateral is hereby expressly made junior, subject and subordinate to the Lien on and security interest in the Collateral held by the Existing Senior Lenders securing the Existing Senior Indebtedness.

The Collateral consists of:

(a) all Instruments, together with all payments thereon or thereunder;

(b) all Accounts;

(c) all Inventory;

(d) all General Intangibles (including payment intangibles (as defined in the UCC) and Software);

(e) all Equipment;

(f) all Documents;

(g) all Contracts;

(h) all Goods;

(i) all Pledged Collateral and all Investment Property, including without limitation all equity interests now owned or hereafter acquired by each Debtor (other than the Company), including all of the interests in all Existing Subsidiaries and Additional Subsidiaries, if any, owned by the Company or any such Subsidiary;

(j) all Commercial Tort Claims specified on Schedule VII;

(k) all Trademarks, Patents, Copyrights and other Intellectual Property;

(l) all books and records pertaining to the other Collateral;

(m) all Software; and

(n) all other tangible and intangible property and other assets of such Debtor, including, without limitation, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of such Debtor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor, or any computer bureau or service company from time to time acting for such Debtor.

Notwithstanding anything to the contrary contained herein or in any Transaction Document, in no event shall the security interest granted herein or therein attach to any Excluded Assets.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, each Debtor hereby agrees with the Secured Parties as follows (subject to the Permitted Liens):

4.1 Delivery and Other Perfection; Maintenance, etc.

(a) Other Documents and Actions. Each Debtor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, or other papers that may be necessary or desirable (in the reasonable judgment of the Secured Parties or their Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(h) of this Agreement) or to enable the Secured Parties or their Representative to exercise and enforce the rights of the Secured Parties hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (d) below. Notwithstanding the foregoing each Debtor hereby irrevocably authorizes the Secured Parties at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under other applicable laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any organization identification number issued to such Debtor. Each Debtor agrees to furnish any such information to the Secured Parties promptly upon request. Each Debtor also ratifies its authorization for the Secured Parties to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(b) Books and Records. Each Debtor (or a Company on behalf of a Debtor) shall maintain at its own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Parties or their Representative at any time on demand. Each Debtor shall permit any Representative of the Secured Parties, to inspect such books and records at any time during reasonable business hours upon at least five Business Days’ prior notice (and in no event, more frequently than twice during each 12-month period, unless an Event of Default has occurred and is continuing) and will provide photocopies thereof at such Debtor’s expense to the Secured Parties upon request of any Secured Party.

(c) Motor Vehicles. Any Motor Vehicles owned or acquired by any Debtor will be part of the Secured Parties’ security interest.

(d) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted, upon request of any Secured Party or their Representative, each Debtor shall promptly notify (and each Debtor hereby authorizes the Secured Parties and their Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Parties hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Parties and (ii) the Secured Parties and their Representative shall have the right at any time or times (but in no event more than once during each 12-month period and acting through a Debtor and not independently, unless an Event of Default has occurred and is continuing) to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.

(e) Intellectual Property. Each Debtor represents and warrants that the Copyrights, Patents and Trademarks listed on Schedules III, IV and V, respectively (if any), constitute all of the registered Copyrights and all of the Patents and Trademarks now owned by such Debtor and that are used or are useful in their business. If such Debtor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and such Debtor shall give to Secured Parties prompt written notice thereof. Each Debtor hereby authorizes Secured Parties to modify this Agreement by amending Schedules III, IV and V, as applicable, to include any such registered Copyrights or any such Patents and Trademarks. Each Debtor shall have the duty (i) to prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter to the extent the Debtor reasonably believes they are material to the operation of the business of such Debtor, (ii) to preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent the Debtor reasonably believes they are material to the operations of the business of such Debtor and (iii) to ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent the Debtor reasonably believes they are material to the operations of the business of such Debtor. Any expenses incurred in connection with such Debtor’s obligations under this Section 4.1(f) shall be borne by such Debtor. Except for any such items that a Debtor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, no Debtor shall abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the prior written consent of Secured Parties, which consent shall not be unreasonably withheld.

(f) Further Identification of Collateral. Each Debtor will, when and as often as reasonably requested by the Secured Parties or their Representative, furnish to the Secured Parties or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties or their Representative may reasonably request, all in reasonable detail.

(g) Investment Property. Each Debtor will take any and all actions required or requested by the Secured Parties, from time to time, to (i) cause the Secured Parties to obtain exclusive control of any Investment Property owned by such Debtor in a manner acceptable to the Secured Parties, and (ii) obtain from any issuers of Investment Property and such other Persons, for the benefit of the Secured Parties, written confirmation of the Secured Parties’ control over such Investment Property. For purposes of this Section 4.1(g), the Secured Parties shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and a Debtor delivers such certificated securities to the Secured Parties (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) a Debtor delivers such uncertificated securities to the Secured Parties or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to the Secured Parties, that it will comply with instructions originated by the Secured Parties without further consent by such Debtor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Parties become the entitlement holders thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance satisfactory to the Collateral Agent, that it will comply with entitlement orders originated by the Secured Parties without further consent by any Debtor. Notwithstanding any pledge of Investment Property by any Debtor hereunder that constitutes equity securities, unless an Event of Default has occurred and is continuing, such Debtor shall retain any voting or consent rights applicable thereto.

(h) Commercial Tort Claims. Each Debtor shall promptly notify Secured Parties of any Commercial Tort Claim acquired by it that concerns a claim in excess of $100,000 and unless otherwise consented to by Secured Parties, such Debtor shall enter into a supplement to this Agreement granting to Secured Parties a Lien on and security interest in such Commercial Tort Claim.

4.2 Other Liens. Other than Permitted Liens, Debtors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Parties in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever, other than Permitted Liens.

4.3 Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, the Secured Parties and their Representative may, but shall not be required to, take any steps the Secured Parties or their Representative deems reasonably necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral (other than Permitted Liens), including obtaining insurance for the Collateral at any time when such Debtor has failed to do so, and Debtors shall promptly pay, or reimburse the Secured Parties for, all reasonable expenses incurred in connection therewith.

4.4 Formation of Subsidiaries; Name Change; Location; Bailees.

(a) No Debtor shall form or acquire any subsidiary unless (i) such Debtor pledges all of the stock or equity interests of such subsidiary to the Secured Parties pursuant to an agreement in a form agreed to by the Collateral Agent, (ii) such subsidiary becomes a party to this Agreement and all other applicable Security Documents and (iii) the formation or acquisition of such subsidiary is not prohibited by the terms of the Transaction Documents.

(b) No Debtor shall (i) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, or (ii) otherwise change its name, identity or corporate structure, in each case, without prior written notice to Collateral Agent. Each Debtor will notify Secured Parties promptly in writing prior to any such change in the proposed use by such Debtor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.

(c) Except for the movement and sale of Inventory in the ordinary course of business and other sales of assets expressly permitted by the terms of the Loan Agreement, each Debtor will keep the Collateral at the locations specified in Schedule I. Each Debtor will give Secured Parties thirty (30) day’s prior written notice of any change in such Debtor’s chief place of business or of any new location for any of the Collateral.

(d) If any Collateral is at any time in the possession or control of any warehousemen, bailee, consignee or processor, such Debtor shall, upon the request of Secured Parties or their Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for Secured Parties’ account subject to Collateral Agent’s instructions.

(e) Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Debtor’s rights under Section 9-509(d)(2) to the UCC.

4.5 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing, but subject at all times to the priority rights of the Senior Lender under the documents evidencing the Existing Senior Indebtedness (the “Existing Senior Indebtedness Documents”):

(a) each Debtor shall, at the request of the Secured Parties or their Representative, assemble the Collateral and make it available to Secured Parties or their Representative at a place or places designated by the Secured Parties or their Representative which are reasonably convenient to Secured Parties or their Representative, as applicable, and such Debtor;

(b) the Secured Parties or their Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Secured Parties shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to: (i) exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Parties were the sole and absolute owner thereof (and each Debtor agrees to take all such action as may be appropriate to give effect to such right) and (ii) the appointment of a receiver or receivers for all or any part of the Collateral or business of a Debtor, whether such receivership be incident to a proposed sale or sales of such Collateral or otherwise and without regard to the value of the Collateral or the solvency of any person or persons liable for the payment of the Obligations secured by such Collateral. Each Debtor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Parties under this Agreement;

(d) the Secured Parties or their Representative in its discretion may, in the name of the Secured Parties or in the name of a Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(e) the Secured Parties may, upon reasonable notice (such reasonable notice to be determined by Collateral Agent in its sole and absolute discretion, which shall not be less than ten (10) days), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Parties or their Representative, sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Parties or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Debtors, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

(f) the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Parties may have under any Transaction Document, at law, in equity or by or under the UCC or any other statute or agreement. The Secured Parties may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Parties will be exclusive of or dependent on any other. The Secured Parties may exercise any of their rights, remedies or powers separately or in combination and at any time.

The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.8 hereof.

4.6 Deficiency and Surplus. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Debtors shall remain jointly and severally liable for any deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral exceed the costs and expenses of such realization and the payment in full of the Obligations, the Collateral Agent shall promptly remit any such surplus to the Debtors.

4.7 Private Sale. Each Debtor recognizes that the Secured Parties may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and each Debtor agrees that it is not commercially unreasonable for Secured Parties to engage in any such private sales or dispositions under such circumstances. Except as may be provided in the Existing Senior Indebtedness Documents or any intercreditor and subordination agreement required to be subsequently executed by the holder of Existing Senior Indebtedness, the Secured Parties shall be under no obligation to delay a sale of any of the Collateral to permit a Debtor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if Debtors would agree to do so. The Secured Parties shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement conducted in a commercially reasonable manner, and so long as Secured Parties conduct such sale in a commercially reasonable manner each Debtor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Parties accept the first offer received and does not offer the Collateral to more than one offeree.

Each Debtor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Debtor’s expense. Each Debtor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Parties, that the Secured Parties has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against Debtors, and each Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

4.8 Application of Proceeds. Except as may be provided in the Existing Senior Indebtedness Documents or any intercreditor and subordination agreement required to be subsequently executed by the holder of Existing Senior Indebtedness, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Secured Parties under this Agreement, shall be applied to the Obligations on based on the then outstanding Default Amount due under the Note or as otherwise detailed on Schedule 4.8. Notwithstanding the foregoing, following an Event of Default under the Note, the Lender or other Holder may sell Conversion Shares (up to the Maximum Conversion Shares) and apply the net proceeds of such sale(s) to the reduction and payment of the Obligations, without regard to any priority rights of the Senior Lender in the Collateral or any provision of the Existing Senior Indebtedness Documents.

4.9 Attorney-in-Fact. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the discretion of the Collateral Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, or to otherwise accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor (to the extent permitted by applicable law), to do the following, upon the occurrence and during the continuation of an Event of Default under the Note:

(a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement;

(b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Parties for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Parties for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor;

(d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Parties or as the Secured Parties shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;

(e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(g) to defend any suit, action or proceeding brought against a Debtor with respect to any Collateral;

(h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Parties may deem appropriate;

(i) to the extent that a Debtor’s authorization given in Section 4.1(a) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without such Debtor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Parties may deem appropriate and to execute in such Debtor’s name such financing statements and amendments thereto and continuation statements which may require such Debtor’s signature;

(j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Parties were the absolute owners thereof for all purposes; and

(k) to do, at the Secured Parties option and at such Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Parties reasonably deems necessary to protect or preserve or, upon the occurrence and during the continuation of an Event of Default, realize upon the Collateral and the Secured Parties’ lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

Each Debtor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full in cash and this Agreement is terminated in accordance with Section 4.12 hereof.

Each Debtor also authorizes the Secured Parties, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Debtor in and under the Contracts hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.10 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Debtor shall:

(a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Parties or their Representative may request to perfect the security interests granted by Section 3 of this Agreement;

(b) at any Secured Party’s request, deliver to the Secured Parties or their Representative the originals of all Instruments together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee;

(c) [reserved].

(d) If the Debtor has not done so, the Collateral Agent may do so at any later time at the sole cost of the Debtors.

4.11 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall not terminate until the full and complete performance and payment in full of all such Obligations to Secured Parties, but excluding any inchoate and unasserted indemnity obligations) (i) in respect of the Transaction Documents, and (ii) with respect to which claims have been asserted by Collateral Agent and/or Lender, whereupon the Secured Parties shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtors. The Secured Parties shall also execute and deliver to Debtors upon such termination and at Debtors’ expense such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation as shall be reasonably requested by Debtors to effect the termination and release of the Liens and security interests in favor of the Secured Parties affecting the Collateral. Notwithstanding anything to the contrary in this Agreement, upon full and complete satisfaction of the Note, Debtors obligations under this Agreement shall terminate and any Liens shall thereupon be void.

4.12 Further Assurances. At any time and from time to time, upon the written request of the Secured Parties or their Representative, and at the sole expense of Debtors, Debtors will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Parties or their Representative may reasonably require in order for the Secured Parties to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Parties, including, without limitation, using Debtors’ commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Parties of any Collateral held by Debtors or in which a Debtor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Parties’ possession, (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Parties as lienholder on the certificate of title of any Motor Vehicle, and obtaining waivers of liens from landlords and mortgagees. Each Debtor also hereby authorizes the Secured Parties and their Representative to file any such financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.

4.13 Limitation on Duty of Secured Parties and Collateral Agent. The powers conferred on the Secured Parties and/or Collateral Agent under this Agreement are solely to protect the Secured Parties’ interest on behalf of themselves in the Collateral and shall not impose any duty upon Secured Parties or the and/or Collateral Agent it to exercise any such powers. The Secured Parties and and/or Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither the Secured Parties, their Representative, the Collateral Agent nor any of their respective officers, directors, employees or agents shall be responsible to Debtors for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Secured Parties, and/or Collateral Agent and any Representative shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession if such Collateral is accorded treatment substantially equivalent to that which the relevant Person, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party, the Collateral Agent nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.

Also without limiting the generality of the foregoing, neither the Secured Party, the Lender and/or Collateral Agent nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Parties of a security interest therein or assignment thereof or the receipt by the Secured Parties, the and/or Collateral Agent or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Parties, the and/or Collateral Agent nor any Representative be required or obligated in any manner to perform or fulfill any of the obligations of Debtors under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 5. Miscellaneous.

5.1 No Waiver. No failure on the part of any Secured Party, the Collateral Agent or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Parties, the Collateral Agent or any Representative of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

5.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each Debtor agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal and state courts sitting in the County of Salt Lake City, Utah (the “Utah Courts”). Each Debtor hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each Debtor hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each Debtor hereby irrevocably waives, to the fullest extent permitted by applicable law, (a) any right to assert any claim of public policy of any state or jurisdiction to contest the actions of the Secured Party and (b) any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Loan Agreement. Debtors and Collateral Agent may change their respective notice addresses by written notice given to each other party five (5) days prior to the effectiveness of such change.

5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Debtor sought to be charged or benefited thereby and each of the Lender. Any such amendment or waiver shall be binding upon the Secured Parties and the Debtor sought to be charged or benefited thereby and their respective successors and assigns.

5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that no Debtor shall assign or transfer its rights hereunder without the prior written consent of each of the Secured Parties. Any Secured Party, including the Collateral Agent in its capacity as Collateral Agent, may assign its rights hereunder without the consent of Debtors, in which event such assignee shall be deemed to be Secured Parties and/or Collateral Agent, as applicable, hereunder with respect to such assigned rights.

5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties and their Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.8 WAIVER OF RIGHT TO TRIAL BY JURY. EACH DEBTOR AND SECURED PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND SECURED PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 5.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

5.9 Joint and Several. The obligations, covenants and agreements of Debtors hereunder shall be the joint and several obligations, covenants and agreements of each Debtor, whether or not specifically stated herein without preferences or distinction among them.

5.10 Collateral Agent and Secured Party Indemnification.

(a) Each Secured Party has pursuant to the Loan Agreement designated and appointed the Lender as Collateral Agent and as the administrative agent of such Secured Party under this Agreement and the related agreements.

(b) Except with regard to the priority rights of the Senior Lender in the Collateral and in any subsequent intercreditor or subordination agreement entered into between Senior Lender and the Lender, nothing in this Section 5.10 or elsewhere in this Agreement shall be deemed to limit or otherwise affect the rights of Secured Parties or Lender to exercise any remedy provided in this Agreement or any other Transaction Document.

(c) if pursuant to any related agreement Secured Parties are given the discretion to allocate proceeds received by Secured Parties pursuant to the exercise of remedies under the related agreements or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any related agreement), Secured Parties shall apply such proceeds to the then outstanding Obligations in the following order of priority (with amounts received being applied in the numerical order set forth below until exhausted prior to the application to the next succeeding category and each of the Lender or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third and fourth below):

first, to payment of fees, costs and expenses (including reasonable attorney’s fees) owing to the Secured Parties;

second, to payment of all accrued unpaid interest and fees (other than fees owing to Collateral Agent) on the Obligations;

third, to payment of principal of the Obligations;

fourth, to payment of any other amounts owing constituting Obligations; and

fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

5.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.12 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN SECURED PARTIES, THE DEBTORS, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAIN THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE SECURED PARTIES NOR ANY DEBTOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE DEBTORS AND THE SECURED PARTIES.

Signature pages follow

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

DEBTORS:

Vivakor Inc.

By:
Name:	James Ballengee
Title:	Chief Executive Officer

SILVER FUELS DELHI, LLC,
a Louisiana limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

WHITE CLAW COLORADO CITY LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES REMEDIATION CORPORATION,
a Texas corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAKOR SUPPLY & TRADING, LLC.,
a Nevada corporation

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ENDEAVOR CRUDE, LLC,
a Texas limited liability

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

MERIDIAN EQUIPMENT LEASING LLC,
a Texas limited liability company,

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS PROCESSING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

CPE GATHERING MIDCON, LLC,
a Delaware limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

EQUIPMENT TRANSPORT, LLC,
a Pennsylvania limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

RPC DESIGN & MANUFACTURING, LLC,
a Utah limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAKOR ADMINSTRATION, LLC,
a Texas limited liability company

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ET EMPLOYEECO, LLC,
a Delaware limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES ENERGY GROUP, INC., a Nevada corporation

By: VIVAVENTURES MANAGEMENT COMPANY, INC.,
a Nevada corporation,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES OIL SANDS, INC., a Utah corporation

By: VIVAVENTURES MANAGEMENT COMPANY, INC.,
a Nevada corporation,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAKOR MIDDLE EAST, LLC, a Qatar limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

LENDER AND COLLATERAL AGENT:

J.J Astor & Co.

By:
Michael R. Pope, CEO

EXHIBIT A

Form of Joinder

Joinder to Security Agreement

The undersigned, ______________________________, hereby joins in the execution of that certain Security Agreement dated as of March ____, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and between (1) each material subsidiary of Vivakor Inc. a Nevada corporation (the “Company”) signatory thereto (each, a “Debtor”), on the one hand, and (2) Lead Secured Party, in its capacity as Collateral Agent for the benefit of itself and each of the Lender, on the other (each, together with its respective successors and assigns, a “Secured Party,” and collectively the “Secured Parties”). By executing this Joinder, the undersigned hereby agrees that it is an additional “Debtor under the Security Agreement agrees to be bound by all of the terms and provisions thereof. The undersigned represents and warrants that the representations and warranties set forth in the Security Agreement are, with respect to the undersigned, true and correct as of the date hereof.

The undersigned represents and warrants to Secured Parties that:

(a) all of the Equipment, Inventory and Goods owned by such Debtor is located at the places as specified on Schedule I and such Debtor conducts business in the jurisdiction set forth on Schedule I;

(b) except as disclosed on Schedule I, none of such Collateral is in the possession of any bailee, warehousemen, processor or consignee;

(c) the chief place of business, chief executive office and the office where such Debtor keeps its books and records are located at the place specified on Schedule I;

(d) such Debtor (including any Person acquired by such Debtor) does not do business or has not done business during the past five years under any tradename or fictitious business name, except as disclosed on Schedule II;

(e) all Copyrights, Patents and Trademarks owned or licensed by the undersigned are listed in Schedules III, IV and V, respectively;

(f) all Commercial Tort Claims of such Debtor are listed on Schedule VI;

(g) all Equipment (excluding Motor Vehicles) owned by such debtor are listed on Schedule VII.

[ADDITIONAL DEBTOR]

By:
Name:
Title:

A-1

SCHEDULE I

Jurisdictions and Debtor’s Information

Debtor	Domicile
Vivakor, Inc.	Nevada
Vivakor Supply & Trading, LLC	Texas
Silver Fuels Processing, LLC	Texas
Silver Fuels Delhi, LLC	Texas
White Claw Colorado City, LLC	Texas
VivaVentures Remediation Corp.	Texas
Meridian Equipment Leasing, LLC	Texas
Endeavor Crude, LLC	Texas
CPE Gathering Midcon, LLC	Delaware
Equipment Transport, LLC	Pennsylvania
RPC Design & Manufacturing, LLC	Utah
Vivakor Administration, LLC	Texas
ET EmployeeCo, LLC	Delaware
VivaVentures Energy Group, Inc.	Nevada
VivaVentures Oil Sands, Inc.	Utah
Vivakor Middle East, LLC	a Qatar limited liability company

Sch. I-1

SCHEDULE II

Trade Names

None.

Sch. II-1

SCHEDULE III

Copyrights

None.

Sch. III-1

SCHEDULE IV

Patents

Sch. IV-1

SCHEDULE V

Trademarks

None.

Sch. V-1

SCHEDULE VI

Commercial Tort Claim

None.

Sch. VI-1

SCHEDULE VII

Debtor’s Equipment

The Company does not own any property subject to a certificate of title or ownership statute except for Motor Vehicles.

Sch. VII-1

SCHEDULE VIII

Real Property

	Gross Carrying Amount	Accumulated Depreciation	Net Book Value
Equipment	942,880	539,814	403,066
Property	17,000	-	17,000
Finance lease- Right of use assets	3,579,544	2,270,142	1,309,402

Construction in process:
Wash Plant Facilities	5,722,632	-	5,722,632
Remediation Processing Unit System A	2,936,167	-	2,936,167
Remediation Processing Unit System B	2,936,167	-	2,936,167
WCCC Tank Expansion	1,256,484	-	1,256,484

Sch. VIII-1